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                                                                   EXHIBIT 18.1

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                                                     PRICEWATERHOUSECOOPERS LLP
                                                     1000 Morgan Keegan Tower
                                                     Fifty North Front St.
                                                     Memphis TN 38103-1193
                                                     Telephone (901) 522-2000
                                                     Facsimile (901) 523-2045


July 22, 2004


Board of Directors
TBC Corporation
7111 Fairway Drive
Suite 201
Palm Beach Gardens, Florida 33418


Dear Directors:

We are providing this letter to you for inclusion as an exhibit to your Form 10-Q filing pursuant to Item 601 of Regulation S-K.

We have been provided a copy of the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2004. Note 2 therein describes a change in accounting principle from the last-in first-out inventory costing method to the first-in first-out method for costing of wholesale inventories. It should be understood that the preferability of one acceptable method of accounting over another for inventory costing has not been addressed in any authoritative accounting literature, and in expressing our concurrence below we have relied on management's determination that this change in accounting principle is preferable. Based on our reading of management's stated reasons and justification for this change in accounting principle in the Form 10-Q, and our discussions with management as to their judgment about the relevant business planning factors relating to the change, we concur with management that such change represents, in the Company's circumstances, the adoption of a preferable accounting principle in conformity with Accounting Principles Board Opinion No. 20.

We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2003. Accordingly, our comments are subject to change upon completion of an audit of the financial statements covering the period of the accounting change.

Very truly yours,



/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP



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